VERSAR

NEWS RELEASE

FOR IMMEDIATE RELEASE May 10, 2017

VERSAR, INC RESUMES TIMELY FILINGS WITH FIRST THREE QUARTERS OF FISCAL YEAR 2017 FINANCIAL RESULTS

Offices

Headquarters

Springfield, VA

Inside the U.S.

Aiea, HI
Atlanta, GA
Boise, ID
Chandler, AZ
Charleston, SC
Columbia, MD
Denver, CO
Dulles, VA
El Paso, TX
Germantown, MD
Newport News, VA
Oceanside, CA
Richardson, TX
San Antonio, TX
South Easton, MA

Outside the U.S.

Baghdad, Iraq
Kabul, Afghanistan
Clark, Philippines

Springfield, VA – May 10, 2017 – Versar, Inc. (NYSE MKT: VSR), today announced financial results for the first three quarters of fiscal 2017, ended March 31, 2017. The Form 10-Qs for the first and second quarters have been filed with the Securities and Exchange Commission (SEC). The financial statements for the third quarter of fiscal year 2017 are attached to this press release and the associated Form 10-Q will be filed in the next several days, within the time period prescribed by the SEC. With today's filings, the Company has resumed timely filings with the SEC.

Among the highlights of the first nine months of Versar's fiscal 2017:

- Funded backlog of $152 million as of March 31, 2017
- Gross revenue of $85.1 million
- Reduced overall debt by approximately 50% to $9.4 million
- Adjusted EBITDA of $2.6 million[1]

Versar said that it expects that following today's resumption of on-time filings, the Company will continue to comply with the filing requirements of both the SEC and the New York Stock Exchange MTK LLC (the "Exchange").

Consistent with its obligations to its lender, Bank of America, N.A., the Company continues to seek a replacement credit facility or other financial arrangement. In parallel, Versar continues to implement improvements to its cost structure, financial strength and business focus.

On May 8, 2017, the Company submitted its plan to the Exchange describing the actions it has taken and will take to regain compliance with the continued listing standards, specifically Section 1003(a)(i) of the Exchange Company Guide regarding stockholders' equity. The Company will continue to work with the Exchange as necessary to ensure approval and implementation of a plan to address compliance with the listing standards.

"While Versar is still in the process of restructuring, we are approaching the successful completion of revising internal and external processes that will result in a structurally strengthened company that is better able to meet the anticipated increased demand of our military and other infrastructure customers," said Tony Otten, Versar's Chief Executive Officer. "The resumption of timely SEC filings is an important milestone as a leaner and more sharply focused Versar advances toward a successful return to sustainable, profitable growth."

Though Mr. Otten noted that the Company would provide a detailed business outlook at the outset of fiscal 2018, he pointed to the increasing frequency of Versar's new-business announcements recently as positive indicators of a prospective return to growth. He also said

[1] Non-GAAP metric – see definition at end of this earnings release

that it was important to place the escalation of announced awards for the Company in the context of the federal government's announced plans for massive spending increases for the Department of Defense, as well as for public infrastructure in general.

Year to Date Fiscal 2017 Financial Results

Year to date fiscal 2017 gross revenue decreased 34% to $85.1 million, compared to revenues of $128.7 million during the first nine months of fiscal 2016. This decrease is largely attributable to the Dover Air Force Base (DAFB) project wind down, Performance Based Remediation (PBR) wind down, Versar Security Systems (VSS) lower than expected revenues, and projects ending within the Environmental Services Group (ESG). Both the DAFB and PBR ramp-downs were anticipated with those projects scheduled to end in calendar year 2017 and 2020, respectively. Offsetting these revenue decreases, each reporting segment reported additional contributions, such as the Fort Belvoir project for Engineering and Construction Management (ECM), Shoreline Stabilization Projects within ESG, and the 88th Regional Support Command contract within the Professional Services Group (PSG).

Purchased services and materials decreased 45% to $44.5 million for the first nine months of fiscal 2017 from $80.5 million during the same period of fiscal 2016. The wind down in DAFB was the primary driver of that decrease. Gross profit for the first nine months of fiscal 2017 was $5.9 million, compared to a gross profit of $6.8 million for the same period of fiscal 2016. Gross margin increased from 5% to 7%. While SG&A remained flat on a dollar amount, it increased as a percent of revenue from 7% to 11%. Included in the last nine months of SG&A are approximately $900 thousand related to requirements of the Bank of America Loan Amendment. In addition, the Company paid for two outside audits and unusual legal fees associated with our restructuring. Despite these additional expenses, the Company was able to control indirect costs.

Net Loss for the first nine months of fiscal 2017 was $4.2 million, which translates to a loss per share of $.42.

To assist our investors and other users of our financial statements, we have introduced a non-GAAP metric to show company performance without the non-cash one-time write-downs. We are calling this metric Adjusted EBITDA. More details can be found at the end of this earnings release.

Conference Call

Versar will host a conference call today, May10, 2017 at 5:00 p.m. Eastern Time to discuss its business outlook and its operational performance and financial results for the first three quarters of fiscal 2017.

The dial in number for the U.S. and Canada is toll free at 866-682-6100. The international dial in number is 862-255-5401. Participants should call in a few minutes before 5:00 PM Eastern Time.

For those unable to attend the conference call, a replay of the teleconference will be available until May 23, 2017 and may be accessed domestically by dialing 877-481-4010 and international callers may dial 919-882-2331. Callers must enter conference ID number 10361. Additionally, the replay will be available on Versar's Investor Relations website, http://www.versar.com/investorrelations/index.html.

VERSAR, INC., headquartered in Springfield, Virginia, is a publicly-traded global project management company providing sustainable value oriented solutions to government and commercial clients in the construction management, environmental services, and professional services market areas.

VERSAR operates the following website: www.versar.com.

Find out more about **VERSAR** at

https://twitter.com/VersarInc
https://www.facebook.com/VersarInc
http://www.linkedin.com/company/38251

This news release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended July 1, 2016, as updated from time to time in the Company's periodic filings. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:

Karin Weber
M&A, Investor Relations Manager
Versar, Inc.
(703) 642-6706
kweber@versar.com

Robert Ferri
Robert Ferri Partners
(415) 575-1589
robert.ferri@robertferri.com

Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	As of	
	March 31, 2017 (unaudited)	July 1, 2016
ASSETS		
Current assets		
Cash and cash equivalents	$ 987	$ 1,549
Accounts receivable, net	24,453	47,675
Inventory, net	74	221
Prepaid expenses and other current assets	1,891	1,007
Income tax receivable	1,514	1,513
Total current assets	28,919	51,965
Property and equipment, net	846	1,328
Intangible assets, net	6,374	7,248
Other assets	1,368	775
Total assets	$ 37,507	$ 61,316
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY		
Current liabilities		
Accounts payable	$ 12,920	$ 18,156
Billing in Excess of Revenue	4,201	7,156
Accrued salaries and vacation	2,940	2,478
Other current liabilities	6,843	7,724
Notes payable, current	4,549	3,831
Line of Credit	5,918	14,854
Total current liabilities	37,371	54,199
Notes payable, non-current	-	2,494
Deferred income taxes	-	-
Other long-term liabilities	2,056	3,555
Total liabilities	39,427	60,248
Commitments and contingencies		
Stockholders' equity		
Common stock $.01 par value; 30,000,000 shares authorized; 10,284,467 shares issued and 9,952,208 shares outstanding as of May 1, 2016; 10,217,227 shares issued and 9,982,778 shares outstanding as of July 1, 2016	102	102
Capital in excess of par value	32,889	31,128
(Accumulated deficit) Retained earnings	(31,655)	(27,448)
Treasury stock, at cost	(1,484)	(1,480)
Accumulated other comprehensive loss	(1,772)	(1,234)
Total stockholders' (deficit) equity	(1,920)	1,068
Total liabilities and stockholders' (deficit) equity	$ 37,507	$ 61,316

VERSAR, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	For the Three Months Ended March 31, 2017	For the Three Months Ended April 1, 2016	For the Nine Months Ended March 31, 2017	For the Nine Months Ended April 1, 2016
GROSS REVENUE	$ 25,287	$ 36,484	$ 85,129	$ 128,726
Purchased services and materials, at cost	12,234	21,365	44,473	80,483
Direct costs of services and overhead	11,093	14,276	34,773	41,468
GROSS PROFIT	1,960	843	5,883	6,775
Selling, general and administrative expenses	2,846	3,032	9,179	9,203
Goodwill Impairment	-	15,931	-	15,931
Intangible Impairment	-	2,938	-	2,938
OPERATING (LOSS) INCOME	(886)	(21,058)	(3,296)	(21,297)
OTHER EXPENSE				
Interest income	(6)	(10)	(13)	(10)
Interest expense	597	189	918	540
(LOSS) INCOME BEFORE INCOME TAXES	(1,477)	(21,237)	(4,201)	(21,827)
Income tax expense (benefit)	-	(7,952)	6	(8,176)
NET (LOSS) INCOME	(1,477)	(13,285)	(4,207)	(13,651)
NET (LOSS) INCOME PER SHARE-BASIC and DILUTED	$ (0.15)	$ (1.34)	$ (0.42)	$ (1.39)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING-BASIC	9,901	9,885	9,925	9,849
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING-DILUTED	9,901	9,885	9,925	9,849

VERSAR, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	For the Nine Months Ended			
		March 31, 2017		April 1, 2016
Cash flows from operating activities:				
Net loss	$	(4,207)	$	(13,651)
Adjustments to reconcile net loss to net cash used in operating activities:				
Depreciation and amortization		2,335		2,378
Change in contingent notes		(371)		-
Non-cash Interest Expense		349		
Provision for (recovery of) doubtful accounts receivable		133		(406)
(Benefit) for income taxes expense		-		(7,737)
Share based compensation		217		285
Goodwill impairment		-		15,931
Intangibles impairment		-		2,938
Changes in assets and liabilities:				
Decrease in accounts receivable		22,685		19,983
(Increase) decrease in income tax receivables		(7)		855
(Increase) in prepaid and other assets		(890)		(110)
Decrease (increase) in inventories		33		(91)
(Decrease) in accounts payable		(5,266)		(21,064)
Decrease (increase) in accrued salaries and vacation		459		(465)
(Increase) decrease in other assets and liabilities		(6,361)		2,046
Net cash provided by operating activities		9,109		892
Cash flows from investing activities:				
Purchase of property and equipment		(102)		(459)
Payment for VSS acquisition, net of cash acquired		-		(10,460)
Net cash used in investing activities		(102)		(10,919)
Cash flows from financing activities:				
Borrowings on line of credit		52,918		48,540
Repayments on line of credit		(60,778)		(32,604)
Loan for VSS Purchase		-		1,667
Repayment of Loan for VSS Purchase		(1,329)		-
Repayment of Loan for Waller Purchase		-		(4,477)
Repayments of notes payable		(327)		(2,206)
Purchase of treasury stock		(4)		(18)
Net cash (used in) provided by financing activities		(9,520)		10,902
Effect of exchange rate changes on cash and cash equivalents		(49)		(18)
Net increase (decrease) in cash and cash equivalents		(562)		883
Cash and cash equivalents at the beginning of the period		1,549		2,109
Cash and cash equivalents at the end of the period	$	987	$	2,992
Supplemental disclosure of cash and non-cash activities:				
Contingent consideration payable related to JCSS acquisition	$	-	$	3,154
Cash paid for interest	$	569	$	540
Cash paid for income taxes	$	589	$	44
Note payable discount term loan	$	216	$	-
Note payable discount line of credit	$	1,328	$	-

Versar, Inc. Third Quarter Fiscal Year 2017: Adjusted EBITDA (Non-GAAP Measure)

Net Income Before Taxes		**($4,207,000)**
Normal EBITDA Adjustments		
Interest		905,435
Depreciation and Amortization		1,376,344
Non-Cash Stock Compensation		218,108
	Total Normal EBITDA Adjustments:	$2,499,887
	Normalized EBITDA:	**($1,707113)**
Additional Add-Backs		
PPS Operating Loss and Closing Fee		$1,006,589
Restructuring Costs		895,375
Audit Fees (Duplicate)		325,080
Legal Fees (Unusual)		835,974
88th RSC GAAP Adjustment		602,000
Retention Bonuses		199,666
	Total Additional EBITDA Adjustments	$3,864,684
	Adjusted EBITDA:	**$2,157,571**

Non-GAAP Financial Measures Disclosure: This earnings release contains a non-GAAP (Generally Accepted Accounting Principles) financial measure, as defined by the Securities and Exchange Commission Regulation G and indicated by a footnote in the text of the release. While we believe investors and other users of our financial statements may find this non-GAAP financial measure useful in evaluating our financial performance and operational trends, they should be considered as supplemental in nature, and therefore, should not be considered in isolation or as a substiture for financial information prepared in accordance with GAAP. Reconcilations are provided for the non-GAAP measure in the table above. Other companies may define this measure differently or may utilize different non-GAAP measures.